                                                                     EXHIBIT 5.2


                           [CARTER R. TODD LETTERHEAD]


January 9, 2004


Gaylord Entertainment Company
One Gaylord Drive
Nashville, TN 37214

Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238


Ladies and Gentlemen:

         I have acted as counsel to the entities listed on Schedule I hereto in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed on January 9, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

         I have reviewed a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $500,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities") to be issued pursuant to an Indenture between the Company and U.S. Bank National Association as Trustee, which may be supplemented for any series of Debt Securities (the "Indenture"), (ii) guarantees of the Debt Securities (the "Guarantees") made by one or more of your wholly owned subsidiaries listed as co-registrants in the Registration Statement (the subsidiary guarantors other than those organized under the laws of Delaware or Tennessee set forth on
Schedule I attached hereto being collectively referred to herein as the "Subsidiaries"), (iii) one or more series of preferred stock, par value $0.01 per share (the "Preferred Stock"), (iv) shares of Common Stock, $0.01 par value per share ("Common Stock"), or (v) warrants to purchase Common Stock (the "Warrants"). Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the form of Indenture. I also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         For purposes of the opinion on the good standing of the Subsidiaries, I have relied solely upon good standing certificates of recent date, which we believe we and you are justified in relying upon. The Indenture provides that it is governed by the laws of the State of New York, and we have assumed that a court considering the issue would respect that choice.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to various issues of fact, I have relied upon certificates or comparable documents of officers and representatives of the Subsidiaries.

         Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that each Subsidiary is a corporation, limited liability company or other organization as listed by its name on Schedule I, validly existing and in good standing under the laws of the state of its jurisdiction of organization set forth on Schedule I and has the corporate, limited liability company or other power under the laws of the state of its jurisdiction of organization to enter into and perform its respective obligations under the Indenture and related Guarantees as described in the Prospectus.

         The opinions expressed herein are limited to the corporate statutes of the states of California, Colorado, Florida, Georgia, Hawaii, Massachusetts, Montana, North Carolina, Texas and Utah, the Limited Liability Company Act of each of the states of Colorado and Florida, the Uniform Limited Liability Company Act of the state of Hawaii and the Revised Uniform Limited Partnership Act of the state of Florida, as set forth in available commercial statutory compilations of recent date, and I express no opinion as to the effect on the matters covered by this letter of other laws of these or any other jurisdiction.

         The opinions expressed herein are for your benefit and the benefit of Bass, Berry & Sims PLC in connection with the transactions described herein and are valid only with respect to the date hereof, and I assume no obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the date hereof and which may alter, affect or modify those opinions.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-3 and the reference to me in the Prospectus included therein. I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                          Very truly yours,

                                          /s/ Carter R. Todd

                                   SCHEDULE I

                               LIST OF GUARANTORS



                                                                STATE OR OTHER JURISDICTION OF
                                                              INCORPORATION OR ORGANIZATION AND
                   NAME OF GUARANTOR                                 FORM OF ORGANIZATION
       -------------------------------------------          ------------------------------------

                   CCK Holdings, LLC                        Delaware limited liability company
                 Corporate Magic, Inc.                      Texas corporation
             Gaylord Creative Group, Inc.                   Delaware corporation
                  Gaylord Hotels, LLC                       Delaware limited liability company
               Gaylord Investments, Inc.                    Delaware corporation
            Gaylord Program Services, Inc.                  Delaware corporation
              Grand Ole Opry Tours, Inc.                    Tennessee corporation
                       OLH, G.P.                            Tennessee general partnership
                   OLH Holdings, LLC                        Delaware limited liability company
              Opryland Attractions, Inc.                    Delaware corporation
               Opryland Hospitality, LLC                    Tennessee limited liability company
      Opryland Hotel-Florida Limited Partnership            Florida limited partnership
       Opryland Hotel-Texas Limited Partnership             Delaware limited partnership
               Opryland Hotel-Texas, LLC                    Delaware limited liability company
              Opryland Productions, Inc.                    Tennessee corporation
              Opryland Theatricals, Inc.                    Delaware corporation
     Wildhorse Saloon Entertainment Ventures, Inc.          Tennessee corporation
            ResortQuest International, Inc.                 Delaware corporation
             Abbott & Andrews Realty, LLC                   Florida limited liability company
             Abbott Realty Services, Inc.                   Florida corporation
                  Abbott Resorts, LLC                       Florida limited liability company
              Accommodations Center, Inc.                   Colorado corporation
        Advantage Vacation Homes by Styles, LLC             Florida limited liability company
                B&B on the Beach, Inc.                      North Carolina corporation
            Base Mountain Properties, Inc.                  Delaware corporation
               Bluebill Properties, LLC                     Florida limited liability company
    Brindley & Brindley Realty & Development, Inc.          North Carolina corporation
            Coastal Real Estate Sales, LLC                  Florida limited liability company
           Coastal Resorts Management, Inc.                 Delaware corporation
            Coastal Resorts Realty, L.L.C.                  Delaware limited liability company
             Coates, Reid & Waldron, Inc.                   Delaware corporation
          Collection of Fine Properties, Inc.               Colorado corporation
             Columbine Management Company                   Colorado corporation
            Cove Management Services, Inc.                  California corporation
             CRW Property Management, Inc.                  Delaware corporation
          Exclusive Vacation Properties, Inc.               Delaware corporation
              First Resort Software, Inc.                   Colorado corporation
              High Country Resorts, Inc.                    Delaware corporation
              Houston and O'Leary Company                   Colorado corporation
                 K-T-F Acquisition Co.                      Delaware corporation
        Maui Condominium and Home Realty, Inc.              Hawaii corporation
           Mountain Valley Properties, Inc.                 Delaware corporation
                Office and Storage LLC                      Hawaii limited liability company
                 Peak Ski Rentals LLC                       Colorado limited liability company
          Plantation Resort Management, Inc.                Delaware corporation
             Priscilla Murphy Realty, LLC                   Florida limited liability company
          R&R Resort Rental Properties, Inc.                North Carolina corporation
                  REP Holdings, Ltd.                        Hawaii corporation


                                                                STATE OR OTHER JURISDICTION OF
                                                              INCORPORATION OR ORGANIZATION AND
                   NAME OF GUARANTOR                                 FORM OF ORGANIZATION
       -------------------------------------------          ------------------------------------


           Resort Property Management, Inc.                 Utah corporation
             Resort Rental Vacations, LLC                   Tennessee limited liability company
                ResortQuest Hawaii, LLC                     Hawaii limited liability company
             ResortQuest Hilton Head, Inc.                  Delaware corporation
          ResortQuest Southwest Florida, LLC                Delaware limited liability company
                    Ridgepine, Inc.                         Delaware corporation
                  RQI Holdings, Ltd.                        Hawaii corporation
         Ryan's Golden Eagle Management, Inc.               Montana corporation
        Scottsdale Resort Accommodations, Inc.              Delaware corporation
          Steamboat Premier Properties, Inc.                Delaware corporation
                  Styles Estates, LLC                       Florida limited liability company
         Telluride Resort Accommodations, Inc.              Colorado corporation
                Ten Mile Holdings, Ltd.                     Colorado corporation
                The Management Company                      Georgia corporation
                The Maury People, Inc.                      Massachusetts corporation
                The Tops'l Group, Inc.                      Florida corporation
            Tops'l Club of NW Florida, LLC                  Florida limited liability company
            Trupp-Hodnett Enterprises, Inc.                 Georgia corporation